Exhibit 10.1
VIA PHARMACEUTICALS, INC.
RESTRICTED STOCK AGREEMENT

Name:	VIA Pharmaceuticals, Inc.
2007 Incentive Award Plan
Address:
Total number of shares of Restricted Stock

Purchase Price: $0.00
Taxpayer
Identification Number:	Grant Date:

Vesting Commencement Date:
Signature:
     1. Restricted Stock Grant. Effective on the Grant Date, you have been granted an award of restricted Common Stock of VIA Pharmaceuticals, Inc. (the “Company”) in the amount and at the purchase price designated above (the “Restricted Stock”), in accordance with the provisions of the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan (the “Plan”). This grant of Restricted Stock is being made in consideration of your past and/or continued employment with or service to the Company and for other good and valuable consideration which the Committee has determined exceeds the aggregate par value of the shares subject to the Restricted Stock award.
     2. Vesting Schedule and Release. The Restricted Stock shall be subject to certain restrictions and risks of forfeiture as set forth in Section 5 (the “Restrictions”). Subject to Section 5 below, the shares shall vest according the following schedule:
     One twenty fourth (1/24th) of the shares (rounded down to the next whole number) shall vest and the Restrictions with respect thereto shall lapse monthly following the Vesting Commencement Date on the same day of the month as the Vesting Commencement Date, such that the shares subject to the Restricted Stock award are fully vested and all Restrictions with respect thereto shall have lapsed at 24 months following the Vesting Commencement Date.
     Notwithstanding the foregoing, the Restricted Stock shall vest and the Restrictions with respect thereto shall lapse on the date that the Committee determines, in its sole discretion, that the Company has entered into a partnering transaction with a pharmaceutical or biotechnology company with respect to conducting follow-on clinical trials which are reasonably expected to result in further progress of VIA-2291 toward ultimate registration with the U.S. Food and Drug Administration.
     In the event of the termination of your employment or service for any reason, whether such termination is occasioned by you, by the Company or any of its subsidiaries, with or without cause or by mutual agreement (“Termination of Service”), your right to vest in your Restricted Stock under the Plan, if any, will terminate effective as of the earlier of: (i) the date that you give or are provided with written notice of Termination of Service, or (ii) if you are an employee of the Company or any of its subsidiaries, the date that you are no longer actively employed and physically present on the premises of the Company or any of its Subsidiaries, regardless of any notice period or period of pay in lieu of such notice required under any applicable statute or the common law.

     3. Restricted Stock Account; Escrow. Unless and until the shares of Restricted Stock have vested in the manner required under this Agreement, at the Company’s discretion, the shares shall be held in escrow by the Company or its designee, or deposited in a restricted stock account for you at the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement. The Company reserves the right in its sole discretion to change the financial institution in which the shares are deposited, if applicable. You agree to execute any documentation reasonably necessary to effectuate any escrow or deposit with a transfer agent of the shares of Restricted Stock. The certificate or certificates representing the Restricted Stock will not be delivered to you unless and until the shares have vested pursuant to the terms of the Plan and this Agreement and all other terms and conditions in this Agreement and under the Plan have been satisfied.
     4. Rights as Stockholder. You shall have none of the rights or privileges of a stockholder of the Company in respect of the Restricted Stock deliverable under the Agreement unless and until certificates representing such shares shall have been issued and recorded on the records of the Company or its transfer agents or registrars. After such issuance and recordation, you shall have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such shares.
     5. Restrictions and Forfeiture. You shall not sell, pledge, transfer, subject to lien, assign or otherwise hypothecate any shares of Restricted Stock unless and until the shares have vested, and certificates have been issued, recorded and delivered and all other terms and conditions set forth in this Agreement and the Plan have been satisfied (the “Restrictions”). Any attempt to do so contrary to the provisions of this Agreement shall be null and void. The balance of any shares of Restricted Stock that have not vested shall be forfeited in the event of your Termination of Service for any reason prior to the applicable vesting date.
     6. No Additional Rights. Your participation in the Plan is voluntary. The value of the Restricted Stock is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, the Restricted Stock is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided. Rather, the awarding of the Restricted Stock under the Plan represents a mere investment opportunity.
     7. Limitations on Plan Rights. The Restricted Stock is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. This grant of Restricted Stock under the Plan is a one-time benefit and does not create any contractual or other right to receive additional grants or benefits in the future. Future grants of awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the number of shares, vesting provisions, and the purchase price. The Plan has been introduced voluntarily by the Company and in accordance with the provisions of the Plan may be terminated by the Company at any time. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein. The terms of this Agreement are intended to be in full accordance with the Plan. However, in the event of any potential conflict between any term of this Agreement and the Plan, this Agreement shall automatically be amended to comply with the terms of the Plan.
     8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Restricted Stock Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company. This Agreement is governed by the internal substantive laws but not the choice of law rules of California.

     9. No Guarantee of Continued Service. YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ELIGIBLE INDIVIDUAL AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN ELIGIBLE INDIVIDUAL FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO TERMINATE YOUR RELATIONSHIP AS AN ELIGIBLE INDIVIDUAL AT ANY TIME, WITH OR WITHOUT CAUSE.
     10. Tax Withholding and Section 83(b) Election. The Company shall be entitled to require a cash payment by you or on your behalf and/or to deduct from other compensation payable to you any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Restricted Stock or the lapse of the Restrictions hereunder. You understand that Section 83(a) of the Internal Revenue Code taxes as ordinary income the difference between the amount, if any, paid for the Restricted Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse. You understands that, notwithstanding the preceding sentence, you may elect to be taxed at the time of the Grant Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date. In the event you file an 83(b) Election, you shall provide the Company a copy thereof prior to the expiration of such 30 day period. You understand that in the event an 83(b) Election is filed with the Internal Revenue Service within such time period, you will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Restricted Stock and the Fair Market Value of such shares as of the Grant Date. You further understand that an additional copy of such 83(b) Election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the effect of United States federal income taxation with respect to the grant of Restricted Stock hereunder, and does not purport to be complete.
     YOU FURTHER ACKNOWLEDGE THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING YOUR 83(b) ELECTION, AND THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE.
     YOU HEREBY ASSUME ALL RESPONSIBILITY FOR FILING YOUR 83(b) ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE UNVESTED SHARES.
     YOU UNDERSTAND THAT YOU MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF YOUR PURCHASE OR DISPOSITION OF THE SHARES AND YOU REPRESENT THAT YOU ARE NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

     You acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and provisions thereof, and hereby accept this award of Restricted Stock subject to all of the terms and provisions thereof. You have reviewed the Plan and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. You further agree to notify the Company upon any change in the residence address indicated above.
COMPANY:
VIA PHARMACEUTICALS, INC.

By:

Its:

EXHIBIT A
TO RESTRICTED STOCK AGREEMENT
CONSENT OF SPOUSE
     I,                                         , spouse of                     , have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of VIA Pharmaceuticals, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of VIA Pharmaceuticals, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated:                     , ___

Signature of Spouse

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